UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2023

Illumina, Inc.
(Exact name of registrant as specified in its charter)

001-35406
(Commission File Number)

Delaware	33-0804655
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

5200 Illumina Way, San Diego, CA 92122
(Address of principal executive offices) (Zip code)

(858) 202-4500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ILMN	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13a of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information included in the description of the fifth proposal under Item 5.07 below is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2023 annual meeting of stockholders (the “Annual Meeting”) of Illumina, Inc. (the “Company”) was held on May 25, 2023, at which the Company’s stockholders voted upon the following proposals:

1.	The election of nine nominees to our Board of Directors to hold office for one year until the annual meeting of stockholders in the year 2024.

2.	The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

3.	On an advisory basis, approval of the compensation paid to the Company’s “named executive officers” as disclosed in the Company’s Proxy Statement for the Annual Meeting.

4.	On an advisory basis, approval of holding an advisory vote to approve compensation provided to our “named executive officers”.

5.
Approval of certain amendments to the Illumina, Inc. 2015 Stock and Incentive Plan (as amended, the “Amended 2015 Plan”), which were previously approved by the Company’s Board of Directors on February 1, 2023; a description of the terms and conditions of the Amended 2015 Plan is included in the Company’s 2023 Proxy Statement under “Proposal 5:  Vote to Approve Certain Amendments to the Illumina, Inc. 2015 Stock and Incentive Plan” beginning on page 77.

On May 26, 2023, First Coast Results, Inc. (the “Inspector of Election”) issued its final report, which certified the final voting results for the Annual Meeting. Set forth below are the final voting results as provided by the Inspector of Election.

Each stockholder of record is entitled to one vote per share of common stock. On April 3, 2023, the record date for the Annual Meeting (the “Record Date”), there were 158,032,030 votes underlying the issued and outstanding shares of common stock. Present at the Annual Meeting in person or by proxy were holders of shares of common stock representing an aggregate of 130,996,636 votes, or 82.89% of the voting power underlying the issued and outstanding shares entitled to vote at the Annual Meeting as of the Record Date, constituting a quorum.

Proposal 1 Votes regarding the election of nine director nominees were:

Company Nominees
	For	Withheld
Frances Arnold, Ph.D.	124,546,729	6,451,478
Francis A. deSouza	93,110,014	37,883,131
Caroline D. Dorsa	119,897,382	11,097,368
Robert S. Epstein. M.D.	99,998,500	30,994,645
Scott Gottlieb, M.D.	124,491,952	6,502,798
Gary S. Guthart. Ph.D.	119,243,640	11,751,109
Philip W. Schiller	124,403,402	6,591,347
Susan E. Siegel	124,711,201	6,283,549
John W. Thompson	45,091,516	85,899,687

Icahn Group Nominees
	For	Withheld
Vincent J. Intrieri	35,131,099	95,855,921
Jesse A. Lynn	11,638,156	119,348,803
Andrew J. Teno	77,769,509	53,217,511

The stockholders voted to elect Frances Arnold, Ph.D., Francis A. deSouza, Caroline D. Dorsa, Robert S. Epstein, M.D., Scott Gottlieb, M.D., Gary S. Guthart, Ph.D., Philip W. Schiller, Susan E. Siegel and Andrew J. Teno as directors to hold office until the annual meeting of stockholders in the year 2024 and until their successors are duly elected and qualified.

Proposal 2 Votes regarding the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, were:

For	Against	Abstain
122,532,962	5,707,584	2,756,090

The stockholders voted to approve the ratification of Ernst & Young LLP as the independent public accounting firm.

Proposal 3 Votes regarding the approval, on an advisory basis, of the compensation paid to the Company’s “named executive officers” as disclosed in the Company’s Proxy Statement for the Annual Meeting were:

For	Against	Abstain
18,170,980	109,292,943	3,532,713

The stockholders voted against the approval, on an advisory basis, of the compensation of the Company’s “named executive officers”.

Proposal 4 Votes regarding the approval, on an advisory basis, of the frequency of holding an advisory vote to approve the compensation provided to our “named executive officers”:

1 Year	2 Years	3 Years	Abstain
127,627,051	189,271	648,698	2,531,616

The stockholders voted to approve, on an advisory basis, that the advisory vote to approve executive compensation occur every year.

Proposal 5 Votes regarding the approval of certain amendments to the Illumina, Inc. 2015 Stock and Incentive Plan:

For	Against	Abstain
119,428,365	7,325,826	4,242,445

The stockholders voted to approve the amendments to the Illumina, Inc. 2015 Stock and Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 30, 2023

ILLUMINA, INC.

By:	/s/ Charles Dadswell
	Name:	Charles Dadswell
	Title:	General Counsel & Secretary